UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2006

BRAND ENERGY & INFRASTRUCTURE SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-102511-14	13-3909682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2505 South Main Street

Kennesaw, GA 30144

(Address of Principal Executive Offices, including Zip Code)

Telephone: (678) 285-1498

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On December 29, 2006, Brand Energy & Infrastructure Services, Inc. (the “Company”) and Brand Holdings, LLC, the owner of all of the issued and outstanding shares of common stock of the Company, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with FR Brand Acquisition Corp., an entity majority-owned by funds sponsored by First Reserve Corporation, pursuant to which, upon the satisfaction of the conditions contained therein, all of the issued and outstanding shares of common stock of the Company will be acquired by FR Brand Acquisition Corp.  The full text of the Stock Purchase Agreement is attached hereto as Exhibit 2.1, incorporated by reference herein.

Item 7.01            Regulation FD Disclosure.

On January 3, 2007, the Company issued a press release in connection with the execution of the Stock Purchase Agreement, the full text of which is attached hereto as Exhibit 99.1, incorporated by reference herein.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits.

2.1	Stock Purchase Agreement, by and between Brand Holdings, LLC, Brand Energy & Infrastructure Services, Inc. and FR Brand Acquisition Corp., dated December 29, 2006

99.1	Press Release dated January 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brand Energy & Infrastructure Services, Inc.

	By:	/s/ Anthony A. Rabb
		Name:	Anthony A. Rabb
Dated: January 3, 2007		Title:	Chief Financial Officer
and Vice President, Finance

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION
2.1	Stock Purchase Agreement by and between Brand Holdings, LLC, Brand Energy & Infrastructure Services, Inc. and FR Brand Acquisition Corp., dated December 29, 2006

99.1	Press Release dated January 3, 2007